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Exhibit 99.1

For Immediate Release

Contacts:	Edward C. Milligan Chairman & CEO Main Street Banks (770) 422-2888	Samuel B. Hay III President & COO Main Street Banks (770) 385-2424

Main Street Banks Announces Plans to Offer Common Stock

ATLANTA, October 1/PR Newswire—First Call/—Edward C. Milligan, chairman and chief executive officer of Main Street Banks, Inc. (Nasdaq: MSBK), announced that the Company plans to offer for sale in an underwritten public offering approximately $50 million of its common stock within the next 90 days pursuant to its effective universal shelf registration statement.

Any offerings of securities covered by the shelf registration statement will be made only by means of the prospectus supplement and prospectus. This press release does not constitute an offer to sell, and is not a solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any state or jurisdiction in which such offer or sale would be unlawful.

About Main Street

Main Street Banks, Inc., a $2.1 billion asset, community-banking organization based in metropolitan Atlanta offers a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking offices located in eighteen of Georgia's fastest growing communities.

  Special Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements made in this press release are "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, and which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements herein include, but are not limited to, our plans to sell common stock and the amount and timing of the proposed offering. Our plans may not be realized due to a variety of factors, including, without limitation: (i) market and economic conditions, (ii) governmental monetary and fiscal policies, or (iii) adverse changes in our business conditions.

All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. Our forward-looking statements apply only as of the date of this press release. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, whether as a result of new information, future events or otherwise.

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  Exhibit 99.1
Main Street Banks Announces Plans to Offer Common Stock